Filed Pursuant to Rule 424(b)(3)

Registration No. 333-176302

Prospectus Supplement No. 2

(to Prospectus dated February 8, 2013)

15,000,000 SHARES

CURRENCYSHARES® SINGAPORE DOLLAR TRUST

This Prospectus Supplement No. 2 amends and supplements our prospectus dated February 8, 2013 (the “Prospectus”) and Prospectus Supplement No. 1 dated March 15, 2013 and should be read in conjunction with, and must be delivered with, the Prospectus and Prospectus Supplement No. 1 dated March 15, 2013.

Under “Creation and Redemption of Shares,” the third sentence in the first paragraph on page 26 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of May 14, 2013, Credit Suisse Securities (USA) LLC, Knight Execution & Clearing Services, LLC, Merrill Lynch Professional Clearing Corp. and Nomura Securities International, Inc. have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

All other portions of the Prospectus shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is May 14, 2013